Exhibit 24

POWER OF ATTORNEY

Bowne & Co., Inc. and each person whose signature appears below hereby authorize both Philip E. Kucera and Scott L. Spitzer, each with full power to act alone, to file in either paper or electronic form an annual report on Form 10-K and any and all amendments thereto, under the Securities Exchange Act of 1934 as amended, for the fiscal year ended December 31, 2005, which report and amendments shall contain such information and exhibits as the said Philip E. Kucera or Scott L. Spitzer deems appropriate. Bowne & Co., Inc. and each such person signing below hereby further appoint both Philip E. Kucera and Scott L. Spitzer as attorneys-in-fact, each with full power to act alone, to execute such report and any and all amendments thereto in the name and on behalf of Bowne & Co., Inc. as well as in the name and on behalf of each such person, individually and in each capacity stated below, thereby granting to said attorneys-in-fact and each of them full power and authority to do and perform each and every act and thing whatsoever that any of them may deem necessary or advisable in order to carry out fully the intent of the foregoing as the undersigned might or could do personally or in their capacities aforesaid.

Bowne & Co., Inc.

By:	/s/ Philip E. Kucera
Philip E. Kucera
Chairman of the Board and
Chief Executive Officer

Dated: April 10, 2006

Signature	Title	Date

/s/ Philip E. Kucera (Philip E. Kucera)	Chairman of the Board and Chief Executive Officer	April 10, 2006

/s/ David J. Shea (David J. Shea)	President, Chief Operating Officer, and Director	April 10, 2006

/s/ C. Cody Colquitt (C. Cody Colquitt)	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	April 10, 2006

/s/ Richard Bambach, Jr. (Richard Bambach, Jr.)	Vice President and Corporate Controller (Principal Accounting Officer)	April 10, 2006

/s/ Carl J. Crosetto (Carl J. Crosetto)	Director	April 10, 2006

/s/ Douglas B. Fox (Douglas B. Fox)	Director	April 10, 2006

/s/ Stephen V. Murphy (Stephen V. Murphy)	Director	April 10, 2006

Signature	Title	Date

/s/ Gloria M. Portela (Gloria M. Portela)	Director	April 10, 2006

/s/ H. Marshall Schwarz (H. Marshall Schwarz)	Director	April 10, 2006

/s/ Wendell M. Smith (Wendell M. Smith)	Director	April 10, 2006

/s/ Lisa A. Stanley (Lisa A. Stanley)	Director	April 10, 2006

/s/ Vincent Tese (Vincent Tese)	Director	April 10, 2006

/s/ Harry Wallaesa (Harry Wallaesa)	Director	April 10, 2006

/s/ (Richard R. West) (Richard R. West)	Director	April 10, 2006

/s/ Philip E. Kucera (Philip E. Kucera)	Attorney-in-Fact	April 10, 2006